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                                         INVESTMENT SUBADVISORY AGREEMENT


         THIS INVESTMENT  SUBADVISORY  AGREEMENT  ("Agreement")  is made effective as 12:04 a.m.  eastern  standard time of the 1st day of January,  2005,  by and among  AMERICAN  CENTURY  STRATEGIC  ASSET  ALLOCATIONS,  INC.  (the
"Corporation"),  a  Maryland  corporation,  AMERICAN  CENTURY  INVESTMENT  MANAGEMENT,  INC.  ("ACIM"),  a Delaware
corporation, and AMERICAN CENTURY GLOBAL INVESTMENT MANAGEMENT, INC. (the "Subadvisor"), a Delaware corporation.

                                                    WITNESSETH:

         WHEREAS,  the Corporation is an open-end management  investment company registered with the Securities and
Exchange Commission under the Investment Company Act of 1940, as amended; and

         WHEREAS,  ACIM and Subadvisor are both  investment  advisors  registered  with the Securities and Exchange
Commission under the Investment Advisers Act of 1940, as amended; and

         WHEREAS,  the  Corporation  has  engaged  ACIM to  serve  as the  investment  manager  for  the  Strategic
Allocation:  Conservative Fund,  Strategic  Allocation:  Moderate Fund, and Strategic  Allocation:  Aggressive Fund
(collectively,  the  "Strategic  Allocation  Funds")  pursuant to that  certain  Management  Agreement  between the
Corporation and ACIM dated September 30, 2004 (the "Management Agreement"); and

         WHEREAS,  ACIM,  as part of a corporate  restructuring  (the  "Restructuring"),  formed  Subadvisor as its wholly-owned subsidiary on January 1, 2005; and

         WHEREAS,  the  investment  management  personnel  who  managed  that  portion of the assets the  Strategic
Allocation  Funds  that will be  invested  in  foreign  equity  securities  (the  "Foreign  Portion")  prior to the
Restructuring  will become employees of Subadvisor on the effective date of the  Restructuring and will continue to provide those advisory services immediately to the Strategic Allocation Funds after the Restructuring; and

         WHEREAS,  the  Corporation  and ACIM now  desire to engage  Subadvisor  as a  subadvisor  for the  Foreign
Portion, and Subadvisor desires to accept such engagement; and

         WHEREAS,  the Boards of Directors of the  Corporation,  ACIM and  Subadvisor  have  determined  that it is advisable to enter into this Agreement.

         NOW,  THEREFORE,  in  consideration  of the premises and of the covenants and agreements  hereinafter  set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         1.       INVESTMENT  DESCRIPTION  -  APPOINTMENT.   Corporation  hereby  appoints  Subadvisor  to  provide
certain  advisory  services to the Strategic  Allocation Funds in accordance with the Strategic  Allocation  Funds'
Prospectus  and Statement of Additional  Information  as in effect and as amended from time to time, in such manner and to such extent as may be approved  by the Board of  Directors  of  Corporation.  Corporation  agrees to provide
Subadvisor  copies of all  amendments to the Strategic  Allocation  Funds'  Prospectus  and Statement of Additional
Information  on an ongoing basis.  Subadvisor  hereby  accepts the  appointment  and agrees to furnish the services described herein.

         2.       SERVICES AS INVESTMENT SUBADVISOR.

         (a)      Subject  to the  general  supervision  of the Board of  Directors  of  Corporation,  and of ACIM,
Subadvisor will (i) act in conformity with the Strategic  Allocation  Funds' Prospectus and Statement of Additional
Information,  the Investment  Company Act of 1940, the Investment  Advisers Act of 1940, the Internal  Revenue Code
and all other  applicable  federal  and state laws and  regulations,  as the same may from time to time be amended;
(ii) make investment  decisions regarding the Foreign Portion of the Strategic  Allocation Funds in accordance with the Strategic  Allocation  Funds'  investment  objective and policies as stated in the Strategic  Allocation Funds'
Prospectus and Statement of Additional  Information and with such written  guidelines as ACIM may from time to time provide to Subadvisor;  (iii) place purchase and sale orders on behalf of the Strategic  Allocation Funds; and (iv)
maintain  books and records with respect to the  securities  transactions  of the  Strategic  Allocation  Funds and furnish the Corporation's Board of Directors such periodic, regular and special reports as the Board may request.

         (b)      In providing those services,  Subadvisor will supervise the Strategic  Allocation  Funds' Foreign
Portion and conduct a continual  program of investment,  evaluation and, if appropriate,  sale and  reinvestment of the  Foreign  Portion of the  Strategic  Allocation  Funds'  assets.  In  addition,  Subadvisor  will  furnish  the
Corporation  or ACIM whatever  information,  including  statistical  data,  the  Corporation or ACIM may reasonably request with respect to the instruments that the Strategic Allocation Funds may hold or contemplate purchasing.

         (c)      Subadvisor  will at all times  comply with the  policies  adopted by the  Corporation's  Board of
Directors of which it has received  written  notice.  If Subadvisor  believes that a change in any of such policies shall be  advisable,  it shall  recommend  such change to ACIM and the Board of Directors of the  Corporation.  Any
change to any such policies  whether  suggested by Subadvisor or not shall be approved by the  Corporation's  Board of Directors prior to the  implementation  of such change,  and Subadvisor will be given  reasonable  notice of the anticipated change.

         3.       BROKERAGE.

         (a)      In executing  transactions for the Strategic  Allocation Funds and selecting  brokers or dealers,
Subadvisor  will seek to obtain  the best net  price and  execution  available  and  shall  execute  or direct  the execution  of all such  transactions  as  permitted by law and in a manner that is  consistent  with its  fiduciary obligations  to the  Strategic  Allocation  Funds  and its  other  clients.  In  assessing  the best net  price and execution available for any Strategic  Allocation Funds transaction,  Subadvisor will consider all factors it deems relevant  including,  but not limited to,  breadth of the market in the security,  the price of the  security,  the financial  condition and execution  capability of the broker or dealer and the reasonableness of any commission for the specific  transaction and on a continuing  basis.  Consistent with this obligation,  when the execution and net price  offered by two or more  brokers or dealers  are  comparable,  Subadvisor  may,  at its  discretion,  execute transactions  with brokers and dealers who provide the Strategic  Allocation Funds and/or other accounts over which
Subadvisor exercises investment  discretion with research advice and other services,  but in all instances best net price and execution  shall  control.  Subadvisor is authorized to place  purchase and sale orders for the Strategic
Allocation  Funds with brokers and/or dealers  subject to the supervision of ACIM and the Board of Directors of the
Corporation  and in  accordance  with the  limitations  set forth in the  registration  statement for the Strategic
Allocation Funds shares then in effect.

         (b)      On  occasions  when  Subadvisor  deems  the  purchase  or sale of a  security  to be in the  best interest of the  Strategic  Allocation  Funds as well as one or more of its other  clients,  Subadvisor  may to the extent  permitted  by  applicable  law, but shall not be  obligated  to,  aggregate  the  securities  to be sold or purchased  with those of its other clients.  In such event,  allocation of the securities so purchased or sold will be made by Subadvisor in a manner it considers to be equitable and  consistent  with its fiduciary  obligations  to the  Corporation  and to such other clients.  The Corporation  recognizes  that, in some cases,  this procedure may limit the size of the position that may be acquired or sold for the Strategic Allocation Funds.

        4.        INFORMATION PROVIDED TO CORPORATION.

         (a)      Subadvisor will keep the Corporation and ACIM informed of developments  materially  affecting the
Foreign Portion of the Strategic  Allocation  Funds and will take initiative to furnish the Corporation and ACIM on at least  quarterly  basis with whatever  information  Subadvisor and ACIM believe is appropriate for this purpose.
Such regular  quarterly  reports shall  include  information  reasonably  requested by the  Corporation's  Board of
Directors from time to time.

(b)      Subadvisor will provide the Corporation and ACIM with such  investment  records,  ledgers,  accounting and statistical  data, and other  information as the  Corporation  and ACIM require for the preparation of registration statements,  periodic and other  reports and other  documents  required by federal and state laws and  regulations, and particularly as may be required for the periodic review,  renewal,  amendment or termination of this Agreement, and  such  additional  documents  and  information  as the  Corporation  and ACIM may  reasonably  request  for the management of their  affairs.  Subadvisor  understands  that the Strategic  Allocation  Funds and ACIM will rely on such information in the preparation of the Corporation's  registration  statement,  the Strategic Allocation Funds'
financial  statements,  and any such  reports,  and hereby  covenants  that any such  information  derived from the investment  records,  ledgers and  accounting  records  maintained by Subadvisor  shall be true and complete in all material respects.

         (c)      At the request of the Board of Directors,  a  representative  of Subadvisor shall attend meetings of the Board of Directors to make a presentation  on the Strategic  Allocation  Funds'  performance  and such other matters as the Board of Directors, Subadvisor and ACIM believe is appropriate.

        (d)       Subadvisor  shall  furnish to regulatory  authorities  any  information  or reports in connection with such services as may be lawfully requested.  Subadvisor shall also, at the Corporation's  request,  certify to the  Corporation's  independent  auditors  that  sales or  purchases  aggregated  with  those of other  clients  of
Subadvisor, as described in Section 3 above, were allocated in a manner it considers to be equitable.

(e)      In compliance  with the  requirements  of the Investment  Company Act,  Subadvisor  hereby agrees that all records that it maintains  for the  Strategic  Allocation  Funds are the  property of the  Corporation  and further agrees to surrender to the Corporation  promptly upon the Corporation's  request any of such records.  In addition,
Subadvisor  agrees to  cooperate  with the  Corporation  and ACIM  when  either  of them is being  examined  by any regulatory  authorities,  and  specifically  agrees to  promptly  comply with any  request by such  authorities  to provide  information or records.  Subadvisor  further agrees to preserve for the periods of time  prescribed by the
Investment  Company  Act of 1940 and the  Investment  Advisers  Act of 1940 the records  required to be  maintained thereunder.

(f)      ACGIM will be responsible for voting all of the Strategic Allocation Funds' investment securities.

         5.       FUTURES  AND  OPTIONS.   Subadvisor's   investment  authority  shall  include  the  authority  to
purchase,  sell, cover open positions,  and generally to deal in financial  futures  contracts and options thereon.
Subadvisor  will (a) open and  maintain  brokerage  accounts  for  financial  futures  and options  (such  accounts hereinafter  referred to as "Brokerage  Accounts") on behalf of and in the name of the Strategic  Allocation Funds, and (b)  execute,  for and on behalf of the  Brokerage  Accounts,  standard  customer  agreements  with a broker or brokers.  Subadvisor  may, using such of the securities and other property in the Brokerage  Accounts as Subadvisor deems  necessary  or  desirable,  direct the  custodian  to deposit on behalf of the  Strategic  Allocation  Funds, original and maintenance  brokerage  deposits and other direct payments of cash, cash  equivalents,  and securities and other  property  into such  Brokerage  Accounts  and to such  brokers  as  Subadvisor  deems  appropriate.  The
Strategic  Allocation Funds represents and warrants that it is a "qualified  eligible client" within the meaning of the CFTC  Regulations  Section 4.7 and, as such,  consents to treat the  Strategic  Allocation  Funds in accordance with the exemption contained in CFTC Regulations Section 4.7(b).

         PURSUANT TO AN EXEMPTION  FROM THE  COMMODITY  FUTURES  TRADING  COMMISSION  ("CFTC") IN  CONNECTION  WITH
ACCOUNTS OF QUALIFIED  ELIGIBLE  CLIENTS,  THIS  DOCUMENT IS NOT  REQUIRED TO BE, AND HAS NOT BEEN,  FILED WITH THE
CFTC.  THE CFTC DOES NOT PASS UPON THE  MERITS  OF  PARTICIPATING  IN A TRADING  PROGRAM  OR UPON THE  ADEQUACY  OR
ACCURACY OF THE COMMODITY  TRADING  ADVISOR  DISCLOSURE.  CONSEQUENTLY,  THE CFTC HAS NOT REVIEWED OR APPROVED THIS
TRADING PROGRAM OR THIS DOCUMENT.

         6.       CONFIDENTIALITY.  The parties to this Agreement agree that each shall treat as  confidential  all information  provided by a party to the others  regarding such party's business and operations,  including  without limitation the investment  activities,  holdings,  or identities of shareholders of the Strategic Allocation Funds.
All  confidential  information  provided by a party hereto shall be used by any other parties hereto solely for the purposes of  rendering  services  pursuant to this  Agreement  and,  except as may be required in carrying  out the terms of this  Agreement,  shall not be disclosed to any third party  without the prior  consent of such  providing party.  The foregoing  shall not be  applicable  to any  information  that is publicly  available  when provided or which  thereafter  becomes publicly  available other than in  contravention  of this paragraph.  The foregoing also shall not apply to any  information  which is required to be  disclosed by any  regulatory  authority in the lawful and appropriate  exercise of its  jurisdiction  over a party, by any auditor of the parties hereto,  by judicial or administrative process or otherwise by applicable law or regulation;  provided,  however, that the disclosing party shall provide reasonable notice to the other parties hereto prior to any such disclosure.

         7.       LIABILITY AND INDEMNIFICATION.

         (a)      Subadvisor  shall  be  responsible  for the  exercise  of  reasonable  care in  carrying  out its responsibilities  hereunder;  provided,  however,  that no provision of this  Agreement be construed to protect any trustee,  director,  officer,  agent or employee of  Subadvisor or an affiliate  from  liability by reason of gross negligence,  willful  malfeasance,  bad faith in the performance of such person's duties  hereunder or by reason of reckless  disregard of obligations  and duties  hereunder.  Notwithstanding  any other provision of this Agreement, no party  shall be liable for any  actions or  omissions  taken or made  pursuant  to this  Agreement  unless  such actions or omissions result from gross  negligence,  willful  malfeasance,  or bad faith in the performance of such party's duties or by reason of reckless disregard of obligations and duties hereunder.

         (b)      ACIM agrees to indemnify and hold harmless  Subadvisor  and its officers,  directors,  employees, agents,  affiliates and each person,  if any, who controls  Subadvisor  within the meaning of the Securities Act of
1933  (collectively,  the  "Indemnified  Parties" for purposes of this Section  7(b))  against any losses,  claims, expenses,  damages or liabilities  (including amounts paid in settlement thereof) or litigation expenses (including legal and other expenses)  (collectively,  "Losses"), to which the Indemnified Parties may become subject,  insofar as such  Losses  result  from  gross  negligence,  willful  malfeasance  or bad  faith  in the  performance  by the
Corporation  or ACIM of its respective  duties  hereunder or reckless  disregard by the  Corporation or ACIM of its respective  duties  hereunder.  ACIM  will  reimburse  any  legal  or other  expenses  reasonably  incurred  by the
Indemnified  Parties in connection with  investigating  or defending any such Losses.  ACIM shall not be liable for indemnification  hereunder if such Losses are  attributable  to the gross  negligence,  willful  malfeasance or bad faith of Subadvisor in  performing  its  obligations  under this  Agreement.  ACIM shall not be liable for special, consequential or incidental damages.

         (c)      Subadvisor  agrees to indemnify and hold harmless ACIM and the Corporation,  and their respective officers,  directors,  employees,  agents, affiliates and each person, if any, who controls ACIM or the Corporation within the meaning of the  Securities Act of 1933  (collectively,  the  "Indemnified  Parties" for purposes of this
Section  7(c))  against  any Losses to which the  Indemnified  Parties may become  subject,  insofar as such Losses result from gross negligence,  willful malfeasance,  or bad faith in performance by Subadvisor or its affiliates of their  duties  hereunder  or  reckless  disregard  by  Subadvisor  or its  affiliates  of their  duties  hereunder.
Subadvisor  will  reimburse  any  legal or  other  expenses  reasonably  incurred  by the  Indemnified  Parties  in connection with  investigating  or defending any such Losses.  Subadvisor  shall not be liable for  indemnification hereunder if such Losses are  attributable  to the gross  negligence,  willful  malfeasance or bad faith of ACIM or the  Corporation  in  performing  their  obligations  under  this  Agreement.  Subadvisor  shall not be liable  for special, consequential or incidental damages.

         (d)      Promptly  after  receipt by an  indemnified  party  hereunder  of notice of the  commencement  of action,  such indemnified  party will, if a claim in respect thereof is to be made against the  indemnifying  party hereunder,  notify  the  indemnifying  party  of the  commencement  thereof;  but the  omission  so to  notify  the indemnifying  party will not relieve it from any liability  which it may have to any  indemnified  party  otherwise than under this  Section 7, except to the extent the  indemnifying  party shall have been  prejudiced  thereby.  In case any such action is brought  against any  indemnified  party,  and it notifies  the  indemnifying  party of the commencement  thereof,  the indemnifying  party will be entitled to participate  therein and, to the extent that it may wish to, assume the defense  thereof,  with counsel  satisfactory to such  indemnified  party, and after notice from the  indemnifying  party to such  indemnified  party of its  election  to  assume  the  defense  thereof,  the indemnifying  party  will not be liable  to such  indemnified  party  under  this  Section 7 for any legal or other expenses  subsequently  incurred  by such  indemnified  party in  connection  with the defense  thereof  other than reasonable costs of investigation.

         (e)      If the indemnifying  party assumes the defense of any such action,  the indemnifying  party shall not,  without the prior  written  consent of the  indemnified  parties in such  action,  settle or  compromise  the liability of the  indemnified  parties in such action,  or permit a default or consent to the entry of any judgment in respect  thereof,  unless in connection with such  settlement,  compromise or consent,  each  indemnified  party receives from such claimant an unconditional release from all liability in respect of such claim.

         8.       COMPENSATION.

         (a)      In consideration of the services rendered  pursuant to this Agreement,  ACGIM will pay Subadvisor a per annum management fee (the "Applicable Fee") as set forth on Schedule A.

         (b)      On the first  business day of each month,  ACIM shall pay  Subadvisor  the Applicable Fee for the previous  month.  The fee for the previous  month shall be calculated by  multiplying  the  Applicable  Fee for the
Strategic  Allocation  Funds by the Foreign Portion of the aggregate  average daily closing value of the net assets of all classes of the Strategic  Allocation Funds during the previous month,  and further  multiplying that product by a fraction,  the numerator of which shall be the number of days in the previous  month,  and the  denominator of which shall be 365 (366 in leap years).

         (c)      In the  event  that the  Board of  Directors  of the  Corporation  shall  determine  to issue any additional  series of shares for which it is proposed that Subadvisor  serve as investment  manager,  and for which
Subadvisor  desires  to so serve,  the  Corporation,  ACIM and  Subadvisor  shall  enter into an  Addendum  to this
Agreement  setting forth the name of the series,  the  Applicable  Fee, if any, and such other terms and conditions as are applicable to the management of such series of shares.

         (d)      Subadvisor  shall have no right to obtain  compensation  directly from the  Strategic  Allocation
Funds or the  Corporation  for services  provided  hereunder  and agrees to look solely to ACIM for payment of fees due. Upon  termination  of this  Agreement  before the end of a month,  or in the event the Agreement  begins after the beginning of the month,  the fee for that month shall be prorated  according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         9.       EXPENSES.  Subadvisor  will bear all of its expenses in connection  with the  performance  of its services under this  Agreement,  which expenses shall not include  brokerage fees or commissions in connection with the execution of securities transactions.

         10.      SERVICES TO OTHER  COMPANIES OR ACCOUNTS.  The  Corporation  understands  that  Subadvisor or its affiliates  now acts and will continue to act as investment  advisor to other  clients and the  Corporation  has no objection  to  Subadvisor  so acting.  In  addition,  the  Corporation  understands  that the  persons  employed by
Subadvisor to assist in the  performance of Subadvisor's  duties  hereunder will not devote their full time to such service  and  nothing  contained  herein  shall be  deemed to limit or  restrict  the  right of  Subadvisor  or any affiliate  of  Subadvisor  to engage in and devote time and  attention to other  business or to render  services of whatever  kind or nature.  Further,  from time to time,  Subadvisor  may refer or introduce  certain  institutional investors and existing  clients of Subadvisor and its affiliates to the  Corporation.  The Corporation  understands that  nothing  herein  shall be deemed to limit or  restrict  the right of  Subadvisor,  in the event  Subadvisor's clients  purchase shares of the Corporation,  to subsequently  suggest or induce such clients to redeem such shares and open a separate advisory account with Subadvisor.

         11.      TERM OF  AGREEMENT.  This  Agreement  shall become  effective as of the date first  written above and shall  continue until January 1, 2006 and thereafter so long as such  continuance is  specifically  approved at least  annually  by (i) the Board of  Directors  of the  Corporation  or (ii) a vote of a  majority  of the  Fund's outstanding  voting  securities,  provided that in either event the  continuance  is also approved by a majority of the Board of Directors who are not interested  persons (as defined in the  Investment  Company Act) of any party to this  Agreement,  by a vote cast at a meeting called for the purpose of voting on such approval.  This Agreement is terminable  without  penalty on 60 days' written notice by (i) the Board of Directors of the  Corporation,  (ii)-by
vote of holders of a majority of the Strategic  Allocation  Funds'  shares,  (iii) by ACIM, or (iv)-by  Subadvisor, and will  terminate  automatically  upon  any  termination  of the  investment  management  agreement  between  the
Corporation  and ACIM.  This Agreement  will terminate  automatically  in the event of its  assignment.  Subadvisor agrees to notify the  Corporation  of any  circumstances  that might  result in this  Agreement  being deemed to be assigned.

         12.      REPRESENTATIONS OF ACIM, SUBADVISOR AND CORPORATION.

         (a)      ACIM and Subadvisor each hereby  represents that it is registered as an investment  advisor under the Investment  Advisers Act of 1940, that it will use its reasonable  best efforts to maintain such  registration, and that it will promptly notify the other if it ceases to be so registered,  if its  registration is suspended for any reason, or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show  cause  why its  registration  should  not be  suspended  or  terminated.  ACIM and  Subadvisor  each  further represents  that it is  registered  under  the laws of all  jurisdictions  in which  the  conduct  of its  business hereunder requires such registration.

         (b)      The  Corporation  and ACIM represent and warrant that (i) the  appointment of Subadvisor has been duly  authorized;  and (ii) each of them has full power and authority to execute and deliver this  Agreement and to perform the services  contemplated  hereunder,  and such execution,  delivery and performance will not cause either to be in violation of its Articles of Incorporation, Bylaws, or any material laws.

         (c)      Subadvisor  represents  and warrants that (i) its service as  subadvisor  hereunder has been duly authorized;  (ii) it has full  power and  authority  to execute  and  deliver  this  Agreement  and to perform  the services  contemplated  hereunder,  and  such  execution,  delivery  and  performance  will  not  cause it to be in violation  of its  organizational  documents,  its  Bylaws  or  material  laws;  (iii) it will at all  times in the performance of its duties  hereunder act in conformity  with the provisions of the Investment  Company Act of 1940, the Investment  Advisers Act of 1940,  the Internal  Revenue Code and all other  applicable  federal and state laws and  regulations,  as the same may be amended from time to time; and (iv) it has all controls  necessary to perform its obligations under and comply with the representations and warranties it made in this Agreement.

         13.      AMENDMENT OF THIS AGREEMENT.  No provision of this Agreement may be changed,  waived,  discharged or terminated  orally,  but only by an instrument in writing  signed by the party against which  enforcement of the change, waiver, discharge or termination is sought.

         14.      LIMITATION OF LIABILITY.  This  Agreement has been executed on behalf of the  Corporation  by the undersigned officer of the Corporation solely in his capacity as an officer of the Corporation.

         15.      ENTIRE  AGREEMENT.  This Agreement  constitutes the entire  agreement  between the parties hereto on the subject matter described herein.

         16.      INDEPENDENT  CONTRACTOR.  In the performance of its duties hereunder,  Subadvisor is and shall be an independent  contractor and, unless otherwise  expressly provided or authorized,  shall have no authority to act for or represent the  Corporation  or ACIM in any way, or otherwise be deemed to be an agent of the  Corporation or
ACIM.

         17.      SEVERABILITY.  If any  provision  of this  Agreement  shall  be held or made  invalid  by a court decision, statue, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

         18.      NOTICES.  All notices and other  communications  hereunder  shall be given or made in writing and shall be delivered  personally,  or sent by telex,  telecopy,  express  delivery or registered  or certified  mail, postage  prepaid,  return  receipt  requested,  to the party or parties to whom they are  directed at each  party's address of record.  Any notice,  demand or other  communication  given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.

         IN WITNESS  WHEREOF,  the parties  hereto have caused  this  instrument  to be executed by their  officers designated below on the day and year first written above.

"Corporation"                                                 "ACIM"

AMERICAN CENTURY STRATEGIC                  AMERICAN CENTURY
ASSET ALLOCATIONS, INC.                     INVESTMENT MANAGEMENT, INC.

By:  ________________________________                By:  ________________________________
     Name:  Maryanne L. Roepke                                    Name:  Jon W. Zindel
     Title:  Senior Vice President                                Title:   Vice President


                                                              "Subadvisor"

                                                              AMERICAN CENTURY GLOBAL
                                                              INVESTMENT MANAGEMENT, INC.


                                                              By:  ________________________________
                                                                    Name:  Jon W. Zindel
                                                                    Title: Vice President


                                                                                                         Schedule A
                                                                         (Investment Subadvisory Agreement - ACSAA,
                                                                                             dated January 1, 2005)



Management of Foreign Portion of Strategic Allocation Funds


----------------------------------------------------------- ----------------------------------------------

Name of Series                                                             Applicable Fee
----------------------------------------------------------- ----------------------------------------------
----------------------------------------------------------- ----------------------------------------------

Strategic Allocation: Conservative                          First $100 MM ...................0.90%


                                                            $100 - 250 MM  ..................0.80%


                                                            $250 MM - 500 MM.................0.75%


                                                            > $500 MM .......................0.70%
----------------------------------------------------------- ----------------------------------------------
----------------------------------------------------------- ----------------------------------------------

Strategic Allocation: Moderate                              First $100 MM ...................0.90%


                                                            $100 - 250 MM  ..................0.80%


                                                            $250 MM - 500 MM.................0.75%


                                                            > $500 MM .......................0.70%
----------------------------------------------------------- ----------------------------------------------
----------------------------------------------------------- ----------------------------------------------

Strategic Allocation: Aggressive                            First $100 MM ...................0.90%


                                                            $100 - 250 MM  ..................0.80%


                                                            $250 MM - 500 MM.................0.75%


                                                            > $500 MM .......................0.70%
----------------------------------------------------------- ----------------------------------------------
